SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K

               CURRENT REPORT pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934


Date of Report   (Date of earlier event reported)  April 24, 2001


                             COVEST BANCSHARES, INC.
               (Exact name of Registrant as specified in its charter)

              Delaware               0-20160               36-3820609
          (State or other      (Commission File No.)      (IRS Employer
           jurisdiction of                                 Number)
           Incorporation)


                749 Lee Street, Des Plaines, Illinois    60016
              (Address of principal executive offices)  (Zip Code)

(Registrant's telephone number, including area code)  847-294-6500



Item 5.  Other Events

On Tuesday, April 24, 2001, the Company issued a press release pertaining to first quarter 2001 results. The text of the press release is attached hereto as Exhibit 99.1.





Item 7.  Exhibit 99.1        First Quarter 2001 Earnings Release





                             SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 24, 2001


                          COVEST BANCSHARES, INC.



                          By:   /s/ James L. Roberts

                                -----------------------------
                                James L. Roberts
                                President and
                                Chief Executive Officer


                          By:   /s/ Paul A. Larsen

                                -----------------------------
                                Paul A. Larsen
                                Executive Vice President and
                                Chief Financial Officer




CoVest Bancshares, Inc. Reports 9% Percent Increase in Core Net Income for the First Quarter of 2001 over the same period in 2000.

DES PLAINES, IL April 24, 2001 - CoVest Bancshares, Inc.'s (Nasdaq/COVB) core net income (net income, adjusted for the after tax effect of the gain on sale of loans) was $1,196,000 for the first quarter of 2001, up 9% over $1,097,000 for the same period last year. Basic earnings per share on core earnings were $0.31, a 15% increase compared to $0.27 per share for the first quarter of 2000. Diluted earnings per share on core earnings were $0.30, a 15% increase compared to $0.26 per share for first quarter 2000. Excluded from first quarter 2001 core net income is a $407,000 pretax gain on sale of single family first mortgages. Net income with the gain was $1,435,000, up 31% over $1,097,000 for the same period last year. Basic earnings and diluted earnings per share with the gain were $0.37 and $0.37 respectively.

Return on average equity and return on average assets during the first quarter, exclusive of the gain on sale of loans, were 9.91% and 0.81% respectively during 2001 compared to 9.51% and 0.78% in 2000. Return on average equity and return on average assets with the gain on sale of single family first mortgages, were 11.89% and 0.98% respectively.

The Company's efficiency ratio improved to 56.75% compared to 59.44% in the first quarter of 2000. The Company's 2001 goal is to maintain an efficiency ratio in the 60% range.

Cash earnings (net income, exclusive of the gain on sale of loans, adjusted for the after tax impact of amortization of goodwill) for the first quarter of 2001 were approximately $1,228,000, or $0.32 (basic) and $0.31 (diluted) earnings per share, compared to $1,123,000 or $0.27 (basic) and $0.26 (diluted) earnings per share for the same period in 2000. Cash earnings (net income including gain on sale of mortgage loans, adjusted for the after tax impact of amortization of goodwill) for the first quarter of 2001 were approximately $1,467,000, or $0.38 (basic) and $0.37 (diluted) earnings per share.

Net interest income increased by $530,000, or 13%, for the first quarter of 2001 compared to the first quarter of 2000. A $24.0 million increase in average earning assets for the first quarter of 2001 versus the first quarter of 2000 accounted for this increase. The net interest rate spread averaged 2.70% for the first quarter of 2001, a 17 basis point increase from 2.53% during the first quarter of 2000. The yield on average earning assets increased by 30 basis points while the cost of interest-bearing liabilities increased by 13 basis points. The Company's net interest margin averaged 3.34% for the first quarter of 2001, a 24 basis point increase from 3.10% in the first quarter of 2000. An increase of 24% or $4.7 million in average non-interest bearing deposits outstanding helped increase the net interest margin. The Federal Reserve's rate reductions caused a decrease in the Company's prime rate which resulted in a decrease in interest received on loans and rates paid on deposits. The fast decline in the 91 day Treasury Bill rate, on which the High Yield Money Market account is indexed, and a slower decline in prime rate enhanced the Company's net interest margin. During March 2001, the Company sold over $54 million of single family first mortgages. The proceeds from the sale were used to pay off maturing FHLB term advances and Purchased CDs, and fund higher yielding loans. The added liquidity also enabled the Company to moderately drop deposit yields.

The provision for possible loan losses was $250,000 for the first quarter of 2001 versus $260,000 for the like period in 2000.

Non-interest income, excluding gain on sale of loans, increased $38,000, or 6%, to $712,000 from the comparable quarter last year. Loan related fees decreased $4,000. Deposit related charges and fees increased by $33,000 during the first quarter of 2001 as compared to the first quarter of 2000. Loss on sale of securities decreased $57,000 to $31,000 for the first quarter of 2001, as compared to an $88,000 loss during the first quarter last year.

In March 2001, the Company sold single family first mortgage loans for a gain of $407,000. The loans to single product users were sold on a "servicing released" basis, which means that the collection of principal and interest will be handled by a different servicer going forward. The remainder of the loans will continue to be serviced by the Company. Associated with the gain is $196,000 of capitalized "Mortgage Servicing Rights" (MSR's) on service retained mortgages. These MSR's will be amortized based upon the remaining life of the loans. Including the gain on sale of single family first mortgage loans, non-interest income increased $445,000, or 66%, to $1,118,000 from the comparable quarter last year.

Non-interest expense increased $424,000, or 15% for the first quarter of 2001 from the comparable quarter in 2000. Total compensation and benefit costs increased $301,000 for the quarter ended March 31, 2001 versus March 31, 2000. Advertising expense increased by $55,000 due to the High Yield Money Market campaign. Other expenses increased by $70,000 due to increased legal expense and additional contribution expenses. The Company's goal is to maintain an efficiency ratio in the 60% range.

The Company's assets remained stable to $585 million as of March 31, 2001, as compared to $586 million at December 31, 2000. Net loans receivable decreased $37.3 million to $463.1 million as of March 31, 2001 versus $500.4 million outstanding, as of December 31, 2000. Single family mortgage loans in the amount of $54 million were sold in March 2001. The sale of the loans plus regular payoffs caused the decrease in the mortgage loan portfolio by $61 million. The decrease was offset by an increase in multi-family loans by $20.7 million and commercial loans by $2.6 million. The timing and rates earned on the redeployment of the remaining funds from the sale of the mortgage loans may have an impact on the results in the second and third quarters of 2001. Total securities have decreased by $4.5 million as a result of sales, maturities and security paydowns. These funds were used to fund loan growth and repay FHLB advances. Deposits increased 2% to $460.9 million as of March 31, 2001 compared to $451.7 million as of December 31, 2000. In March 2000, the Bank introduced a High Yield Account. The Company is focused on growing High Yield Account balances and attracting new commercial deposit accounts. At March 31, 2001, the account had a $121.5 million balance, a $1.7 million increase from year-end 2000. The Company believes that the slow growth in the High Yield Money Market Account in 2001 was due to the rapid decline in the 91 day Treasury Bill rate to which the account is indexed. Deposit growth was centered in certificates of deposit that grew by $6.0 million.

Stockholders' equity totaled $48.9 million at March 31, 2001. The number of common shares outstanding was 3,850,241 and the book value per common share outstanding was $12.70. The Company announced its 21st stock repurchase program on January 30, 2001, enabling the Company to repurchase 100,000 shares of its outstanding stock. As of April 24, 2001, 24,821 shares had been repurchased at an average price of $12.69.

At March 31, 2001, the Allowance for Possible Loan Losses was $5.5 million as compared to $5.7 million at December 31, 2000. The Company recognized net charge-offs of $360,000 during the first quarter of 2001 versus $2,000 during the first quarter of 2000.

At March 31, 2001, total non-performing assets amounted to $3,975,000, or 0.68% of total assets compared to $5,499,000, or 0.94% of total assets at December 31, 2000. As of March 31, 2001, the Company had $1,600,000 of impaired loans. The property is in the process of foreclosure and the Company has recorded a write down of $225,000.



CoVest Bancshares, Inc. is a bank holding company for CoVest Banc, a national bank servicing customers with three full-service offices located in the northwest suburbs of the greater Chicago area. The Bank offers a wide range of retail and commercial banking services to the communities it serves. In addition, the bank provides other financial investments through its subsidiary, CoVest Investments, Inc.


SAFE HARBOR STATEMENT

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and the subsidiary include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or securities portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, the Company's implementation of new technologies, the Company's ability to develop and maintain secure and reliable electronic systems and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.




COVEST BANCSHARES INC.
FINANCIAL HIGHLIGHTS
(Unaudited)
                                          THREE MONTHS ENDED
                                     MARCH 31,         MARCH 31,
                                       2001              2000        % CHANGE
                                 ---------------- ----------------  -----------
Earnings:

  Net Interest Income (FTE)          $4,730,000       $4,204,000          12%
  Net Core Income                    $1,196,000       $1,097,000           9%
  Net Income                         $1,435,000       $1,097,000          31%
  Per Share
    Basic                                 $0.37            $0.27          37%
    Basic (core)                          $0.31            $0.27          15%
    Diluted                               $0.37            $0.26          42%
    Diluted (core)                        $0.30            $0.26          15%

Key Ratios:
  Return on Average Assets                 0.98%            0.78%         26%
  Return on Average Assets (core)          0.81%            0.78%          4%
  Return on Average Equity                11.89%            9.51%         25%
  Return on Average Equity (core)          9.91%            9.51%          4%
  Net Interest Margin                      3.34%            3.10%          8%
  Average Stockholders' Equity to
    Average Assets                         8.25%            8.23%          0%

Risk-Based Capital Ratios:
  Tier I
    Company                                11.7%            12.1%         -3%
    Bank                                   11.2%            11.2%          0%
  Total
    Company                                13.0%            13.3%         -2%
    Bank                                   12.4%            12.5%          0%

Common Stock Data:
  Cash Dividends Declared per Share       $0.08            $0.08           0%
  Book Value per Share                   $12.70           $11.36          12%

Price/Earnings Ratio                      11.90x            8.89x         34%


Core income, adjusted for the after tax effect of the gain on sale of mortgage loans.





COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

(Dollars in thousands, except
 per share data)

                                          MAR 31, 2001         DEC 31, 2000
ASSETS                                    ------------         ------------
------------
CASH ON HAND AND IN BANKS                     $  7,715             $ 10,501

INTEREST BEARING DEPOSITS                       44,225                   21
                                              --------             --------
   Cash and Cash Equivalents                    51,940               10,522

SECURITIES:
   Securities Available-for-Sale                38,534               41,237
   Mortgage-Backed and Related
      Securities Available-for-Sale              7,055                9,081
   Federal Home Loan Bank and
      Federal Reserve Bank Stock                 7,126                6,866
                                              --------             --------
TOTAL SECURITIES                                52,715               57,184

LOANS RECEIVABLE:
   Commercial Loans                             39,153               36,630
   Multi-Family Loans                          183,989              163,292
   Commercial Real Estate Loans                 79,000               79,281
   Construction Loans                           51,021               48,127
   Commercial/Municipal Leases                   4,066                5,936
   Mortgage Loans                               60,010              120,567
   Consumer Loans                               50,312               51,870
   Mortgage Loans Held for Sale                  1,085                  383
                                              --------             --------
      TOTAL LOANS RECEIVABLE                   468,636              506,086
   Allowance for Possible Loan Losses         (  5,545)            (  5,655)
                                              --------             --------
LOANS RECEIVABLE, NET                          463,091              500,431

ACCRUED INTEREST RECEIVABLE                      3,310                4,014
PREMISES AND EQUIPMENT                           9,849                9,976
OTHER REAL ESTATE OWNED                            336                    -
GOODWILL                                         1,492                1,544
MORTGAGE SERVICING RIGHTS                          313                  124
OTHER ASSETS                                     2,077                1,997
                                              --------             --------
TOTAL ASSETS                                  $585,123             $585,792
                                              ========             ========







COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Continued)
(Unaudited)

(Dollars in thousands, except per share data)


                                         MAR 31, 2001         DEC 31, 2000
LIABILITIES AND STOCKHOLDERS' EQUITY     ------------         ------------
------------------------------------
LIABILITIES:
   Deposits:
      Non-Interest Bearing                   $ 27,733             $ 27,197
      Interest Bearing Checking                22,801               23,656
      Savings Accounts                         42,610               42,906
      Money Market Accounts                   121,484              119,767
      Certificates of Deposit                 168,943              162,870
      Jumbo CDs                                 9,694                8,958
      Purchased CDs                            67,593               66,371
                                             --------             --------
                                              460,858              451,725
   Short-Term Borrowings and Securities
      Sold U/A to Repurchase                   40,194               45,479
   Long-Term Advances from Federal
      Home Loan Bank                           24,000               29,000
   Advances from Borrowers for Taxes
      Insurance                                 3,530                5,166
   Accrued Expenses and Other Liabilities       7,632                6,388
                                             --------             --------
TOTAL LIABILITIES                             536,214              537,758

STOCKHOLDERS' EQUITY:
   Common Stock, par value $.01 per share;
      7,500,000 authorized shares; 4,403,803
      shares issued at 3/31/01 and 12/31/00
      respectively                                 44                   44
   Additional Paid-in Capital                  17,501               17,501
   Retained Earnings                           37,910               36,783
   Treasury Stock, 553,562 shares and
      494,162 shares, held at cost 3/31/01
      and 12/31/00 respectively                (6,981)              (6,244)
   Accumulated Other Comprehensive
      Income/(Loss)                               435                  (50)
                                             --------             --------
TOTAL STOCKHOLDERS' EQUITY                     48,909               48,034
                                             --------             --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $585,123             $585,792
                                             ========             ========









COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)	                                       THREE MONTHS ENDED
(Dollars in thousands, except per share data)          MAR 31,     MAR 31,
                                                        2001        2000
INTEREST INCOME                                        -------     -------
   Loans and Leases Receivable                         $10,496     $ 9,247
   Interest Bearing Deposits at Banks                       63         117
   Mortgage-Backed and Related Securities                  130         318
   Taxable Securities                                      412         538
   Tax Exempt Securities                                    92         101
   Other Interest and Dividend Income                      125         117
                                                       -------     -------
   Total Interest Income                                11,318      10,438

INTEREST EXPENSE
   Deposits                                              5,584       4,826
   Advances from Federal Home Loan Bank                    871       1,341
   Other Borrowed Funds                                    181         119
                                                       -------     -------
   Total Interest Expense                                6,636       6,286
                                                       -------     -------
NET INTEREST INCOME                                      4,682       4,152
   Provision for Possible Loan Losses                      250         260
                                                       -------     -------
NET INTEREST INCOME AFTER PROVISION FOR
   POSSIBLE LOAN LOSSES                                  4,432       3,892

NON-INTEREST INCOME
   Loan Related Fees                                       406         410
   Deposit Related Charges and Fees                        258         225
   Gain/(Loss) on Sale of Securities/Loans                 376         (88)
   Insurance and Annuity Commissions                        15          60
   Other                                                    63          66
                                                       -------     -------
   Total Non-Interest Income                             1,118         673

NON-INTEREST EXPENSE
   Compensation and Benefits                             1,892       1,591
   Occupancy and Equipment                                 489         494
   Federal Deposit Insurance Premium                        23          19
   Data Processing                                         218         218
   Advertising                                             146          91
   Other Real Estate Owned                                  (3)          -
   Amortization of Goodwill                                 51          51
   Amortization of Mortgage Servicing Rights                 7           5
   Other                                                   469         399
                                                       -------     -------
   Total Non-Interest Expense                            3,292       2,868
                                                       -------     -------
INCOME BEFORE INCOME TAXES                               2,258       1,697
   Income Tax Provision                                   (823)       (600)
                                                       -------     -------
NET INCOME                                             $ 1,435     $ 1,097
                                                       =======     =======
Basic Earnings per Share                                 $0.37       $0.27
Diluted Earnings per Share                               $0.37       $0.26

AVERAGE BALANCE SHEET
(Unaudited)
(Dollars in thousands)
The following table sets forth certain information related to the Company's average balance sheet.
It reflects the average yield on assets and average cost of liabilities for the periods indicated, on a fully tax equivalent basis, as derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated.

                                                                 THREE MONTHS ENDED
                                      -------------------------------------------------------------------
                                                  MAR 31, 2001                    MAR 31, 2000
                                      --------------------------------- ---------------------------------
                                          AVERAGE             AVERAGE      AVERAGE             AVERAGE
                                          BALANCE  INTEREST  YIELD/COST    BALANCE  INTEREST  YIELD/COST
INTEREST EARNING ASSETS:                  -------  --------  ----------    -------  --------  ----------
  Commercial Loans (A)(B)               $  37,742   $   768      8.14%    $ 18,205   $   334    7.34%
  Multi-Family Loans (B)                  174,260     3,451      7.92      123,956     2,446    7.89
  Commercial Real Estate Loans (A)(B)      78,967     1,622      8.22       74,252     1,487    8.01
  Construction Loans (A)(B)                48,676     1,232     10.12       45,201     1,166   10.32
  Commercial/Muni Leases (A)(B)             4,808        71      5.91       19,747       308    6.24
  Mortgage Loans (A) (B)                  114,020     2,189      7.68      130,011     2,393    7.36
  Consumer Loans (A)                       51,503     1,163      9.03       51,263     1,113    8.68
  Securities                               44,671       677      6.06       53,785       808    6.01
  Mortgage-Backed and
    Related Securities                      7,608       130      6.83       18,317       318    6.94
  Other Investments                         4,971        63      5.07        8,466       117    5.53
                                         --------   -------     ------    --------   -------   ------
Total Interest-Earning Assets            $567,226   $11,366      8.02%    $543,203   $10,490    7.72%
Non-Interest Earning Assets                17,873                           17,621
                                         --------                         --------
TOTAL ASSETS                             $585,099                         $560,824
                                         ========                         ========
INTEREST-BERAING LIABILITIES:
Interest-Bearing Checking                $ 22,859   $    64      1.12%    $ 22,417   $    61    1.09%
Savings                                    42,371       261      2.46       49,529       308    2.49
Money Market                              122,045     1,460      4.79       89,484     1,206    5.39
Certificates of Deposits                  165,839     2,543      6.13      165,872     2,321    5.60
Jumbo CDs                                   9,245       145      6.27        8,390       118    5.63
Purchased CDs                              67,323     1,111      6.60       50,311       812    6.46
FHLB Advances                              55,778       871      6.25       89,824     1,341    5.97
Other Borrowed Funds                       13,510       181      5.36        8,759       119    5.43
                                         --------   -------     ------    --------   -------   ------
Total Interest-Bearing Liabilities       $498,970   $ 6,636      5.32%    $484,586   $ 6,286    5.19%

Non-Interest Bearing Deposits              24,456                           19,798
Other Liabilities                          13,403                           10,272
                                         --------                         --------
TOTAL LIABILITIES                        $536,829                         $514,656

Stockholders' Equity                       48,270                           46,168
                                         --------                         --------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                  $585,099                         $560,824
                                         ========                         ========
MET INTEREST INCOME                                 $ 4,730                          $ 4,204
                                                    =======                          =======
NET INTEREST RATE SPREAD (C)                                     2.70%                         2.53%
                                                                 =====                         =====
NET INTEREST MARGIN (D)                                          3.34%                         3.10%
                                                                 =====                         =====
(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.